Exhibit 99.2

IneedMD, Inc.

F-1

Balance Sheets

	December 31,
	2013	2012
Assets

Current Assets
Cash	$853,908	$51,611
Accounts receivable, net	-	-
Prepaid expenses	588	7,766
Loans receivable	-	47,000
Prepaid Interest	10,473	5,758
Debt issuance costs, net	88,480	-
Total Current Assets	953,449	112,135

Total Assets	$953,449	$112,135

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$489,057	$471,465
Due to related party	-	87,300
Convertible notes payable, net of debt discount of $566,667 and $0, respectively	183,333	-
Note payable	250,000	-
Derivative Liability	898,312	-

Total Current Liabilities	1,820,702	558,765

Non-current Liabilities:
Convertible notes payable, net of debt discount of $125,844 and $192,511, respectively	74,156	7,489
Note payable	-	250,000
Derivative liability	389,932	238,771

Total Non-current Liabilities	464,088	496,260

Total Liabilities	2,284,790	1,055,025

Commitments and contingencies

Stockholders' Equity (Deficit)
Preferred Stock par value $0.0001: 15,000 shares authorized; 400 and 400 shares issued and outstanding, respectively	-	-
Class A Common Stock par value $0.0001: 60,000,000 shares authorized; 20,246,325 and 17,836,325 shares issued and outstanding, respectively	2,026	1,784
Class B Common Stock par value $0.0001: 60,000,000 shares authorized; 32,014,686 and 0 shares issued and outstanding, respectively	3,201	-
Additional paid-in capital	73,691,275	7,780,346
Accumulated deficit	(75,027,843)	(8,725,020)
Total Stockholders' Equity (Deficit)	(1,331,341)	(942,890)

Total Liabilities and Stockholders' Equity (Deficit)	$953,449	$112,135

F-2

Statements of Operations

	For the Year Ended December 31,
	2013	2012

Revenue	$7,539	$15,802

Cost of revenue	5,880	6,631

Gross margin	1,659	9,171

Operating expenses
Compensation	64,761,772	108,968
Consulting fees	297,258	183,500
Consulting fees- related party	107,600	20,000
Sales and marketing	149,976	92,086
Sales and marketing-related party	18,500	-
Research and development	37,069	411,517
General and administrative	281,094	217,095

Total operating expenses	65,653,269	1,033,166

Income from operations	(65,651,610)	(1,023,995)

Other income (expenses)
Interest expense	(378,019)	(80,055)
Derivative expense	(133,087)	(42,630)
Change in fair value of derivative liabilities	(139,280)	3,859

Total other income (expenses)	(650,386)	(118,826)

Loss before income tax provision	(66,301,996)	(1,142,821)

Income tax provision	827	427

Net loss	$(66,302,823)	$(1,143,248)

Net loss per common share
Basic and diluted - Common A shares	$(3.60)	$(0.06)
Basic and diluted - Common B shares	$(2.08)	$-

Weighted average common A shares outstanding - basic and diluted	18,422,928	17,672,595
Weighted average common B shares outstanding - basic and diluted	31,839,263	-

F-3

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2013 and 2012

	Preferred Stock Par Value $0.0001		Common A Stock Par Value $0.0001		Common B Stock Par Value $0.0001		Additional Paid-in	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2011	400	$-	17,548,825	$1,755	-	$-	$7,205,375	$(7,581,772)	$(374,642)

Share-based compensation - Class A common stock	-	-	50,000	5	-	-	99,995	-	100,000

Issuance of Class A common stock for cash	-	-	237,500	24	-	-	474,976	-	475,000

Net loss	-	-	-	-	-	-	-	(1,143,248)	(1,143,248)

Balance - December 31, 2012	400	$-	17,836,325	$1,784	-	$-	$7,780,346	$(8,725,020)	$(942,890)

Share-based compensation - Class B common stock	-	-	-	-	32,014,686	3,201	64,026,171	-	64,029,372

Share-based compensation - Class A common stock	-	-	750,000	75	-	-	749,925	-	750,000

Issuance of Class A common stock for cash	-	-	1,660,000	167	-	-	1,134,833	-	1,135,000

Net loss	-	-	-	-	-	-	-	(66,302,823)	(66,302,823)

Balance - December 31, 2013	400	$-	20,246,325	$2,026	32,014,686	$3,201	$73,691,275	$(75,027,843)	$(1,331,341)

F-4

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2013	2012

Cash Flows From Operating Activities:
Net loss	$(66,302,823)	$(1,143,248)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of debt issuance costs on notes payable	28,626	-
Amortization of debt discount on notes payable	250,000	13,416
Derivative Expense	133,087	42,630
Change in fair value of derivative liabilities	139,280	(3,859)
Share based payments- Class A common stock	750,000	100,000
Share based payments- Class B common stock	64,029,372	-
Changes in operating assets and liabilities:
Prepaid expenses	7,178	(7,766)
Prepaid Interest	(4,715)	(5,758)
Accounts payable and accrued liabilities	17,592	183,498

Net Cash Used by Operating Activities	(952,403)	(821,087)

Cash Flows from Investing Activities:
(Issuance) repayment of loans to consultants	47,000	(47,000)

Net Cash Used In Investing Activities	47,000	(47,000)

Cash Flows from Financing Activities:
Net proceeds from (repayment to) related party	(87,300)	(12,700)
Payment of debt issuance costs	(90,000)	-
Proceeds from the issuance of convertible notes	750,000	200,000
Proceeds from the issuance of Class A common stock	1,135,000	475,000

Net Cash Provided By Financing Activities	1,707,700	662,300

Net change in cash	802,297	(205,787)

Cash at beginning of reporting period	51,611	257,398

Cash at end of reporting period	$853,908	$51,611

Supplemental disclosures of cash flow information:
Interest paid	$83,320	$71,727
Income tax paid	$827	$427

Supplemental disclosure of non-cash investing and financing activities:

Debt issuance costs paid in the form of stock warrants on convertible notes payable	$27,106	$-
Debt discount in conjunction with the recording of the original value of the derivative liability	$750,000	$200,000

F-5

Notes to the Financial Statements

December 31, 2013 and 2012

Note 1 - Organization and Operations

IneedMD, Inc. (the “Company”) was incorporated on February 16, 2000, under the laws of the State of Delaware. The Company is a medical device company that has developed a disposable device used in the diagnosis, prevention, and monitoring of cardiovascular disease.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”)

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

(iii)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

F-6

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions (continued)

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments.

F-7

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Fair Value of Financial Instruments (continued)

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liabilities at every reporting period and recognizes gains or losses in the statements of operations that are attributable to the change in the fair value of the derivative liabilities.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities – Derivative conversion features and warrant liabilities

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheets as December 31, 2013:

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$1,288,244	$-	$-	$1,288,244	$1,288,244

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheets as of December 31, 2012:

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$238,771	$-	$-	$238,771	$238,771

F-8

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis (continued

Level 3 Financial Liabilities – Derivative conversion features and warrant liabilities (continued)

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2013:

	Fair Value Measurement
	Using Level 3 Inputs
	Derivative Liabilities	Total
Balance, December 31, 2012	$238,771	$238,771
Total (gains) or losses (realized/unrealized) included in statement of operations	139,280	139,280
Purchases, issuances and settlements	910,193	910,193
Balance, December 31, 2013	$1,288,244	$1,288,244

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2012:

	Fair Value Measurement
	Using Level 3 Inputs
	Derivative Liabilities	Total
Balance, December 31, 2011	$-	$-
Total (gains) or losses (realized/unrealized) included in statement of operations	(3,859)	(3,859)
Purchases, issuances and settlements	242,630	242,630
Balance, December 31, 2012	$238,771	$238,771

Changes in the unobservable input values could potentially cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable inputs used in the fair value measurements are the expected volatility assumption and fair value of the Company’s common stock price. A significant increase (decrease) in the expected volatility and/or fair value of the Company’s common stock price assumptions could potentially result in a higher (lower) fair value measurement.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

F-9

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determines when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

The Company does not have any off-balance-sheet credit exposure to its customers.

The allowance for doubtful accounts was $4,119 and $1,299 at December 31, 2013 and 2012, respectively.

Debt Issuance Costs

Debt issuance costs are amortized using the straight-line method over the term of the notes.

Derivative Instruments

The Company evaluates its convertible debt and warrants to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Paragraph 810-10-05-4 of the Codification and Paragraph 815-40-25 of the Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

F-10

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Derivative Instruments (continued)

The Company marks to market the fair value of the remaining embedded derivative warrants at each balance sheet date and records the change in the fair value of the remaining embedded derivative warrants as other income or expense in the statements of operations.

For debt conversion feature derivative financial instruments, the Company uses the Black-Scholes-Merton valuation model which approximated the binomial lattice options pricing model to value the derivative instruments at inception and on subsequent valuation dates.

The Company utilizes the Lattice model that values the liability of the derivative warrants based on a probability weighted discounted cash flow model with the assistance of the third party valuation firm. The reason the Company picks the Lattice model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument. Therefore, the fair value may not be appropriately captured by simple models. In other words, simple models such as Black-Scholes may not be appropriate in many situations given complex features and terms of conversion option (e.g., combined embedded derivatives). The Lattice model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features. Based on these features, there are two primary events that can occur; the holder exercises the warrants or the warrants are held to expiration. The Lattice model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on the underlying factors which led to potential scenarios. Probabilities were assigned to each scenario based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrants.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-11

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent PPM, or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-12

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services (continued)

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes-Merton option-pricing valuation model. The ranges of assumptions for inputs are as follows:

●	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification, the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

●	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii), a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

●	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

●	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

F-13

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services (continued)

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Advertising Costs

Advertising Costs are expensed as incurred. Advertising Expenses were $2,113 and $6,776 for the years ended December 31, 2013 and 2012, respectively.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

F-14

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Income Tax Provision (continued)

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The 2011 through 2013 tax years remain subject to examination by taxing authorities.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting periods ended December 31, 2013 or 2012.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to Section 260-10-45 of the Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through convertible debt, stock options or warrants.

F-15

Notes to the Financial Statements

December 31, 2013 and 2012

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Net Income (Loss) per Common Share (continued)

The following table shows the potentially outstanding dilutive Class A common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Potentially Outstanding Dilutive Class A Common Shares
	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012

Conversion features on convertible notes	1,065,982	144,120

Stock purchase warrants	1,877,369	1,040,000

Total potentially outstanding dilutive common shares	2,943,351	1,184,120

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3- Going Concern

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $66,302,823 and $952,403, respectively, for the year ended December 31, 2013 and an accumulated deficit totaling $75,027,843. The Company does not generate significant revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations as a going concern is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

F-16

Notes to the Financial Statements

December 31, 2013 and 2012

Note 3 - Going Concern (continued)

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Convertible Notes Payable

Convertible notes payable consist of the following:

	December 31,
	2013	2012

Ayer Note	$750,000	$-

Chertoff Note	100,000	100,000

Van Damm Note	100,000	100,000

Total Convertible Notes	950,000	200,000

Unamortized Discount	(692,511)	(192,511)

	257,489	7,489

Current Portion of Convertible Notes	183,333	-

Long-Term Convertible Notes less Current Portion	$74,156	$7,489

Chertoff and Van Damm Notes

On November 20, 2012, we entered into two Note Purchase Agreements whereby the investors acquired $200,000 of our convertible promissory notes for an aggregate purchase price of $200,000 in a private placement. The Notes are secured by all of the assets of the Company. The Notes bear interest at 9.5% per annum and mature three years from the date of issuance. Accrued interest on the Notes as of December 31, 2013 and 2012 was $21,186 and $2,186, respectively.

The Notes are convertible at any time by the investors into Class A common shares equal to the outstanding principal and interest to be converted, at a 30% discount to the last equity round. The notes had an initial conversion price of $1.40 subject to adjustments. If at any time following the issuance date, the company completes an equity or debt offering at a value below the conversion price, then the conversion price will be adjusted with a 30% discount of the purchase price per share of common stock payable by the investors in such subsequent equity financing. The note adjustment provisions, referred to as a full ratchet reset dilutive feature, require treatment as a derivative liability. The fair market value of the derivative at the commitment date was $242,630. The Company utilized a Lattice model to value the anti-dilutive conversion feature of the Notes. The probability and timing of potential future financing and fundamental transactions as applicable were estimated. In valuing the note conversion feature at the commitment date, the following assumptions were utilized: closing stock price: $2.00; exercise price $1.40; expected volatility 101%; remaining term three years; risk-free rate 0.67%, expected dividend yield 0%. The following assumptions were used to value the note conversion feature at December 31, 2013: closing stock price: $1.00; exercise price $0.35; expected volatility 100%; remaining term 1.88 years; risk-free rate 1.75%, expected dividend yield 0%.

F-17

Notes to the Financial Statements

December 31, 2013 and 2012

Note 4 – Convertible Notes Payable (continued)

Chertoff and Van Damm Notes (continued)

On the balance sheet, the Notes were originally recorded at $0 ($200,000 net of debt discount of $200,000). The debt discount is amortized over the life of the Notes using the straight-line method as it approximates the effective interest method. As of December 31, 2013 and 2012, the unamortized debt discount on the Note was $125,844 and $192,511, respectively.

Ayer Note

On December 9, 2013, we entered into a Note Purchase Agreement (the Note) with the Ayer Capital Partners Master Fund, LP whereby the investor acquired a $750,000 convertible promissory note for a purchase price of $750,000 in a private placement. The Note is secured by all of the assets of the Company. The Note bears interest at 1% per annum and matures on March 9, 2014. Subsequent to the year end December 31, 2013, the maturity date on the Note was extended to June 7, 2014. The investor has the option to convert all or a portion of the Note into equity prior to the maturity date contingent upon an equity financing by the Company at a conversion price equal to the price per share of financing securities paid by the other investors in the financing.

In connection with the Note, the investor received a warrant to purchase shares of Class A common stock at a price equal to 30% of the principal amount of the Note. This warrant was issued to the investor at an exercise price of $0.26878. The warrant expires on December 9, 2018. If at any time prior the two year anniversary of the issuance date of the Note, the Company completes an equity or debt offering at a value below the exercise price, then the exercise price will be adjusted to the purchase price per share of common stock payable by the investors in such subsequent equity financing. The Company analyzed the exercise feature for derivative consideration under ASC 815 and determined that the exercise feature qualified for accounting treatment as a derivative liability. The fair market value of the derivative at the commitment date was $883,087. The Company utilized a Lattice model to value the anti-dilutive feature of the warrants. The probability and timing of potential future financing and fundamental transactions as applicable were estimated. In valuing the warrant liability, the following assumptions were utilized: closing stock price: $1.00; exercise price $0.26878; expected volatility 101%; remaining term five years; risk-free rate 1.50%, expected dividend yield 0%. The following assumptions were used to value the warrant liability at December 31, 2013: closing stock price: $1.00; exercise price $0.26878; expected volatility 100%; remaining term 4.94 years; risk-free rate 1.75%, expected dividend yield 0%.

Debt issuance costs of $117,406 pertaining to placement agent fees and commissions on the Note were recorded. The debt issuance costs are amortized over the life of the Note using the straight-line method as it approximates the effective interest method. Debt issuance costs were paid in the form of $60,000 in cash and stock warrants to purchase 30,000 Class A common shares. The warrants issued to the placement agent were of the same form as the warrants attached to the Note, and the market value of the derivative liability at the commitment date was $27,106.

F-18

Notes to the Financial Statements

December 31, 2013 and 2012

Note 4 – Convertible Notes Payable (continued)

Ayer Note (continued)

On the balance sheet, the Note was originally recorded at $0 ($750,000 net of debt discount of $750,000). The debt discount is amortized over the life of the Note using the straight-line method as it approximates the effective interest method. As of December 31, 2013, the unamortized debt discount on the Note was $692,511.

Note 5- Note Payable

On November 15, 2011, we entered into a Note Purchase Agreement with Richard Pinto whereby the investor acquired a $250,000 promissory note for a purchase price of $250,000 in a private placement. The Note bears interest at 21% per annum and matured on February 15, 2012. The maturity date on the Note was extended to August 1, 2014. Since the Company has overpaid on the investor’s interest payments, the Company has recorded prepaid interest of $10,473 and $5,758 as of December 31, 2013 and 2012, respectively. This note is personally guaranteed by Govindan Gopinathan, the Chief Executive Officer and largest shareholder of the Company, and Fernando Green.

In connection with the Note, warrants to purchase 25,000 Class A common shares were issued to the investor. The warrants have an exercise price of $2 per share and expire on November 1, 2016. The Company valued the warrants at $11,854 on the commitment date using a Black-Scholes-Merton option pricing model utilizing the following assumptions: closing stock price: $1.00; exercise price $2.00; expected volatility 113%; expected term five years; risk-free rate 0.90%, expected dividend yield 0%.

On the balance sheet, the Note was originally recorded at $238,146 ($250,000 net of debt discount of $11,854). The debt discount was amortized over the life of the Note using the straight-line method which approximated the effective interest method.

Note 6- Derivative Liabilities

The company identified derivative liabilities associated with the convertible debt and warrants issued in 2013 and 2012.

As a result of the application of ASC No. 815, the fair values of the Company’s derivative liabilities are summarized as follows:

	Note Conversion Features	Warrants	Total
Fair value at the commitment date	$242,630	$-	$242,630
Change in fair value	(3,859)	-	(3,859)
Balance December 31, 2012	238,771	-	238,771
Fair value at the commitment date	-	910,193	910,193
Change in fair value	151,161	(11,881)	139,280
Balance, December 31, 2013	$389,932	$898,312	$1,288,244

F-19

Notes to the Financial Statements

December 31, 2013 and 2012

Note 6- Derivative Liabilities (continued)

The Company recorded debt discount to the extent of the gross proceeds of each note, and immediately expensed the remaining derivative value if it exceeded the gross proceeds. The Company recorded a derivative expense of $133,087 and $42,630 for the years ended December 31, 2013 and 2012, respectively.

The fair value of the Company’s derivative liabilities were determined using Lattice model at the commitment and re-measurement dates and were based upon the following management assumptions as of the commitment date and December 31, 2013:

	Commitment Date	Re-measurement Date
Expected volatility	101%	100%
Remaining term	3-5 years	2.39 - 4.94 years
Risk free interest rate	0.67 - 1.50%	0.72 - 1.75%
Expected dividend yield	0%	0%

Note 7– Related Party Transactions

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Periodically, Govindan Gopinathan, the Chief Executive Officer and largest shareholder of the Company, advanced the Company monies and periodically, the Company repaid portions of the advances. The advances are non-interest bearing and have no specified maturity date. As of December 31, 2012, the amount due the Chief Executive Officer was $87,300. On December 31, 2013, the Company settled the remaining $17,600 owed to the Chief Executive Officer in Class A common shares.

Govindan Gopinathan, Board Chairman, provided consulting services for the company. Consulting expenses pertaining to his services were $94,600 and $0 for the years ended December 31, 2013 and 2012, respectively, and are a component of Consulting fees- related party in the Statement of Operations.

Arthur Tilford, Board member, provided consulting services for the company. Consulting expenses pertaining to his services were $13,000 and $10,000 for the years ended December 31, 2013 and 2012, respectively, and are a component of Consulting fees- related party in the Statement of Operations.

Andrew Mininger, Board member, provided consulting services for the company. Consulting expenses pertaining to his services were $0 and $10,000 for the years ended December 31, 2013 and 2012, respectively, and are a component of Consulting fees- related party in the Statement of Operations.

Dalen Harrison, Board member, provided sales and marketing services for the company. Sales and marketing expenses pertaining to his services were $18,500 and $0 for the years ended December 31, 2013 and 2012, respectively, and are a component of Sales and marketing- related party in the Statement of Operations.

F-20

Notes to the Financial Statements

December 31, 2013 and 2012

Note 8 - Operating Leases

Effective December 1, 2013, the Company entered into a commercial real estate lease, as lessee, with ProSuites, LLC, at 480 Forest Ave. for new office space located in Locust Valley. The initial term of the Lease is for one year ending on November 30, 2014. Pursuant to the Lease, the Company shall pay base rent of $1,750 per month.

Future minimum lease payments inclusive of related tax required under the non-cancelable operating lease are as follows:

Fiscal year ending December 31:

2014	$19,250

Note 9 – Stockholders’ Equity (Deficit)

Class A Common Stock

In 2012, the Company issued 237,500 Class A common shares to investors in private placements at $2.00 per share for total proceeds of $475,000. In connection with one of the share issuances, warrants purchase 25,000 Class A common shares were issued. The warrants have a $2.00 exercise price and expire on March 12, 2014.

In 2012, the Board of Directors issued 50,000 Class A common shares to two individuals for services provided to the Company. The shares were valued at $2.00 per share and $100,000 was recorded as Compensation Expense in the Statement of Operations.

In 2013, the Company issued 1,660,000 Class A common shares to investors in private placements at prices ranging from $.50 per share to $1.00 per share for total proceeds of $1,135,000.

At December 31, 2013, the Board of Directors issued 500,000 Class A common shares to the Chief Executive Officer for services provided to the Company and to settle a $17,600 related party payable. The shares were valued at $1.00 per share and $482,400 was recorded as Compensation Expense in the Statement of Operations.

At December 31, 2013, the Board of Directors issued 250,000 Class A common shares to Blue Ocean Advisors, Inc. for services provided to the Company. The shares were valued at $1.00 per share and $250,000 was recorded as Compensation Expense in the Statement of Operations.

Class B Common Stock

On January 2, 2013, the Compensation Committee, with the ratification of the Board of Directors, awarded 32,014,686 Class B common shares to reward certain individuals of the Company for past and current performance that they have contributed to the success of the Company. The shares were valued at $2.00 per share and $64,029,372 was recorded as Compensation Expense in the Statement of Operations.

F-21

Notes to the Financial Statements

December 31, 2013 and 2012

Note 9– Stockholders’ Equity (Deficit) (continued)

Class B Common Stock (continued)

Class B common shares carry the same voting rights as Class A common shares, but there are a few key differences:

1.	Class B common shares can only be issued by the Company, without cost, to senior management for their contributions to the Company.

2.	A Class B common shareholder forfeits his Class B common shares upon termination of employment for any reason other than the shareholder’s death or disability,

3.	Class B common shareholders have no dividend rights.

4.	Transferability of Class B common shares carries significant restrictions.

5.	Upon a liquidity event, each Class B common share automatically converts in to one Class A common share, but the Class A common shares get liquidation preference.

Warrants

The following is a summary of the Company’s warrant activity during the year ended December 31, 2013:

Warrants Weighted Average Exercise Price

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2012	1,040,000	$1.05
Granted	1,007,369	.29
Exercised
Forfeited/Cancelled	(170,000)	1.01
Outstanding – December 31, 2013	1,877,369	$.65
Exercisable – December 31, 2013	1,877,369	$.65

The following is a summary of the Company’s warrant activity during the year ended December 31, 2012:

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2011	1,015,000	$1.03
Granted	25,000	2.00
Exercised		-
Forfeited/Cancelled	-	-
Outstanding – December 31, 2012	1,040,000	$1.05
Exercisable – December 31, 2012	1,040,000	$1.05

F-22

Notes to the Financial Statements

December 31, 2013 and 2012

Note 9– Stockholders’ Equity (Deficit) (continued)

Warrants (continued)

Warrants Weighted Average Exercise Price (continued)

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$.27 – 2.00	1,877,369	3.52	$.65	1,877,369	$.65

At December 31, 2013 and 2012, the total intrinsic value of warrants outstanding and exercisable was $714,672 and $0, respectively.

Note 10 – Income Tax Provision

Deferred Tax Assets

At December 31, 2013, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forward of approximately $8,047,000 net of (i) $66,393,000 in accumulated share-based compensation (ii) $452,000 of accumulated interest and derivative expense associated with the derivative liabilities and (iii) $135,000 of accumulated change in the fair value of derivative liabilities included in the Statements of Operations, that may be used to offset future taxable income through the fiscal year ending December 31, 2033. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax asset of approximately $3,307,000 was not considered more likely than not based upon the Company’s losses since inception. Accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $3,307,000. The valuation allowance increased approximately $407,000 and $409,000 for the years ended December 31, 2013 and 2012, respectively.

Components of deferred tax assets are as follows:

	December 31,
	2013	2012
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$3,307,000	$2,899,000
Less valuation allowance	(3,307,000)	(2,899,000)
Deferred tax assets, net of valuation allowance	$-	$-

F-23

Notes to the Financial Statements

December 31, 2013 and 2012

Note 10 – Income Tax Provision (continued)

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended
	December 31,
	2013	2012
U.S. statutory federal tax rate	(34.0)%	(34.0)%

State income taxes, net of federal tax benefit	(0.1)%	(4.1)%

Share based compensation	33.3%	3.0%

Other permanent differences	0.2%	(0.5)%

Change in valuation allowance	0.6%	35.6%

Effective income tax rate	0.0%	0.0%

Note 11 - Significant Risks and Uncertainties

Cash and Cash Equivalents

The Company places its temporary cash investments with financial institutions, which from time to time may exceed the Federal Deposit Insurance Corporation limit.

Accounts Payable Concentrations

Accounts payable from a single vendor in any one year can exceed 10.0% of our total purchases. As of December 31, 2013, one vendor represented 73% of our accounts payable. As of December 31, 2012, two vendors represented 88% of our accounts payable. The loss of any key vendor would have to be replaced by others or our inability to do so may have a material adverse effect on our business and financial condition.

F-24

Notes to the Financial Statements

December 31, 2013 and 2012

Note 12 - Commitments and Contingencies

Litigations, Claims and Assessments

In 2013, a former sales consultant who was terminated by the Company commenced an action against the Company. The former sales consultant claims that he has a signed employment agreement with the Company and that the Company breached the terms of his employment agreement by improperly terminating him. He is seeking unpaid salary for the duration of the term of the employment agreement, together with stock warrants he claims is allegedly due him. IneedMD claims that the alleged employment agreement that the former consultant has presented in court is a fraudulent document, the document was not executed by Dr. Gopinathan, the Company’s CEO, and such employment and the effective date of the employment agreement was specifically conditioned upon the Company first being properly funded. The matter is pending before the New York Supreme Court. This matter will be vigorously litigated and contested. An Amended Answer and Counter-Claim is in the process of being filed

Note 13 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.

The Company entered into an exclusive Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective January 17, 2014 (the “Spartan Advisory Agreement”). Pursuant to the Spartan Advisory Agreement, Spartan will act as the Company’s exclusive financial advisor and placement agent to assist the Company in connection with a best efforts private placement (the “Financing”) of up to $7 million of the Company’s equity securities (the “Securities”) and a reverse merger.

The Company upon closing of the Financing shall pay consideration to Spartan, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the Financing. The Company shall grant and deliver to Spartan at the closing of the Financing, for nominal consideration, five year warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 10% of the number of shares of Common Stock (and/or shares of Common Stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities) sold at such closing. The Warrants shall be exercisable at any time during the five year period commencing on the closing to which they relate at an exercise price equal to the purchase price per share of Common Stock paid by investors in the Financing or, in the case of exercisable, convertible, or exchangeable securities, the exercise, conversion or exchange price thereof. If the Financing is consummated by means of more than one closing, Spartan shall be entitled to the fees provided herein with respect to each such closing.

Along with the above fees, the Company shall pay (i) a $10,000 engagement fees upon execution of the agreement, (ii) up to $60,000 for expenses incurred by Spartan in connection with this Financing, together with cost of background checks on the officers and directors of the Company and (iii) a monthly fee of $10,000 for 36 months contingent upon Spartan successfully completing the $6 million Financing.

On January 27, 2014, a new subsidiary was formed in India called IneedMD Medical Device Private Ltd. The purpose of the formation of the subsidiary was to provide sales and distribution in India.

F-25

Notes to the Financial Statements

December 31, 2013 and 2012

Note 13 – Subsequent Events (continued)

On February 24, 2014, we entered into a Note Purchase Agreement with the Ayer Capital Special Situations Fund I, LP whereby the investor acquired a $400,000 convertible promissory note for a purchase price of $400,000 in a private placement. The Note bears interest at 1% per annum and matures on May 24, 2014. The investor has the option to convert all or a portion of the Note into equity prior to the maturity date contingent upon an equity financing by the Company at a conversion price equal to the price per share of financing securities paid by the other investors in the financing.

In connection with the Note, the investor received a warrant to purchase shares of Class A common stock at a price equal to 35% of the principal amount of the Note. This warrant was issued to the investor at an exercise price of $0.26878. If the maturity date of the Note is extended, the warrant increases to an amount to purchase shares of Class A common stock at a price equal to 70% of the principal amount of the Note. If at any time prior the two year anniversary of the issuance date of the Note, the Company completes an equity or debt offering at a value below the exercise price, then the exercise price will be adjusted to the purchase price per share of common stock payable by the investors in such subsequent equity financing. If any options are issued with the common stock in an integrated transaction, the value assigned to the options shall be calculated using the Black-Scholes-Merton model using volatility of 100 and a risk free rate of 2.3%. For purposes of determining the exercise price, the purchase price of common stock is the amount paid per share of the common stock in the offering less the option value. If the Company issues shares of stock other than common stock in an offering (“financing stock”), the investor has the option to make the Company exchange the warrants for warrants to purchase an equivalent number of shares of financing stock. The Company analyzed the exercise feature for derivative consideration under ASC 815 and determined that the exercise feature qualified for accounting treatment as a derivative liability. The warrants expire on February 24, 2019.

On March 9, 2014, the $750,000 note with Ayer Capital Partners Master Fund LP was extended to June 7, 2014.

F-46